POWER OF ATTORNEY

Saturna Investment Trust, (the "Trust"), and each of the undersigned officers and trustees of the Trust hereby nominates, constitutes and appoints Jane K. Carten and Christopher R. Fankhauser, (with full power to each of them to act alone) its/his/her true and lawful attorney-in-fact and agent, for it/him/her and on its/his/her behalf and in its/his/her name, place and stead in any and all capacities, to make, execute and sign (i) the Trust's Registration Statement on Form N-1A under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and any and all amendments to such Registration Statement and to file with the Securities and Exchange Commission ("SEC"), and any other regulatory authority having jurisdiction over the offer and sale of shares of the Beneficial Interest of the Trust, any such Registration Statement or amendment, and any and all supplements thereto or to any prospectus or statement of additional information forming a part thereof, and any and all exhibits and other documents requisite in connection therewith, and (ii) the Trust's Proxy Statement on Schedule 14A under the Securities Exchange Act of 1934, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as the Trust and the undersigned officers and trustees itself/themselves might or could do.

IN WITNESS WHEREOF, the TRUST has caused this power of attorney to be executed in its name by its President and its Treasurer, and attested by its Secretary, and the undersigned officers and trustees have hereunto set their hands and seals at Bellingham, Washington this 13th day of December 2022.

By: /s/ Jane K. Carten Name: Jane K. Carten Title: Attorney-in-Fact	By: /s/ Christopher R. Fankhauser Name: Christopher R. Fankhauser Title: Attorney-in-Fact

Attest:

/s/ Elliot S. Cohen
Name: Elliot S. Cohen
Title: Secretary

[Trustee and Officer Signatures Continued on Next Page]

Signature	Title
/s/ Jane K. Carten Jane K. Carten	Trustee; President (Principal Executive Officer)
/s/ Christopher R. Fankhauser Christopher R. Fankhauser	Treasurer (Principal Financial Officer)
/s/ Gary A. Goldfogel Gary A. Goldfogel	Trustee
/s/ Ronald H. Fielding Ronald H. Fielding	Trustee
/s/ Sarah E.D. Rothenbuhler Sarah E.D. Rothenbuhler	Trustee
/s/ Marina Adshade Marina Adshade	Trustee
/s/ James V. McKinney James V. McKinney	Trustee

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